EXHIBIT 99.2

                                                                  Image Contact:
                                                                  --------------
                                                                     Jeff Framer
                                                           818.407.9100 ext. 299
                                                 jframer@image-entertainment.com

                                                             Investor Relations:
                                                             -------------------
                                               Charles Messman or Marie Dagresto
                                                                  MKR Group, LLC
                                                                    626.395.9500
                                                                ir@mkr-group.com

         CORRECTING and REPLACING Image Entertainment Reports Growth in
                         Quarterly Revenues and Earnings

    CHATSWORTH, Calif.--(BUSINESS WIRE)--June 28, 2004--In BW5836 issued June 28, 2004: In the Consolidated Balance Sheets table, Other Assets for fiscal year 2003 should be $320 (sted $31,920).

About Image Entertainment:

Image Entertainment, Inc. is a leading licensee, producer and distributor of home entertainment programming in North America with more than 2,600 exclusive DVD titles in domestic release and approximately 300 programs internationally via sublicense agreements. The Company also has exclusive audio, broadcast, video on demand, streaming video, and download rights for many of its exclusive properties. The Company is headquartered in Chatsworth, Calif., and has a domestic distribution facility in Las Vegas, Nevada. For more information on Image Entertainment, Inc., please go to www.image-entertainment.com.